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                           CONTIFINANCIAL CORPORATION

                            (a Delaware corporation)

                        2,240,000 Shares of Common Stock



                             U.S. PURCHASE AGREEMENT






                             Dated: __________, 1997


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
                                TABLE OF CONTENTS

U.S. PURCHASE AGREEMENT.........................................................................................  1
      SECTION 1.  Representations and Warranties................................................................  3
                  (a)        Representations and Warranties by the Company......................................  3
                             (i)           Compliance with Registration Requirements............................  3
                             (ii)          Incorporated Documents...............................................  4
                             (iii)         Independent Accountants..............................................  5
                             (iv)          Financial Statements.................................................  5
                             (v)           No Material Adverse Change in Business...............................  5
                             (vi)          Good Standing of the Company.........................................  5
                             (vii)         Good Standing of Subsidiaries........................................  6
                             (viii)        Capitalization.......................................................  6
                             (ix)          Description of Common Stock..........................................  6
                             (x)           Authorization of Agreement...........................................  6
                             (xi)          Authorization and Description of Securities..........................  6
                             (xii)         Absence of Defaults and Conflicts....................................  6
                             (xiii)        Absence of Labor Dispute.............................................  7
                             (xiv)         Absence of Proceedings...............................................  7
                             (xv)          Accuracy of Exhibits.................................................  8
                             (xvi)         Possession of Intellectual Property..................................  8
                             (xvii)        Absence of Further Requirements......................................  8
                             (xviii)       Possession of Licenses and Permits...................................  8
                             (xix)         Title to Property....................................................  9
                             (xx)          Investment Company Act...............................................  9
                             (xxi)         Environmental Laws...................................................  9
                             (xxii)        Compliance with Laws................................................. 10
                             (xxiii)       Registration Rights.................................................. 10
                             (xxiv)        Options and Warrants................................................. 10
                             (xxv)         Taxes................................................................ 10
                             (xxvi)        Insurance............................................................ 11
                             (xxvii)       Accounting Control................................................... 11
                             (xxviii)Restriction on Sale of Securities.......................................... 11
                             (xxix)        Accuracy of Information.............................................. 11
                  (b)        Officer's Certificates............................................................. 11
      SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing............................................... 11
                  (a)        Initial Securities................................................................. 11
                  (b)        Option Securities.................................................................. 12
                  (c)        Payment............................................................................ 12
                  (d)        Denominations; Registration........................................................ 13
      SECTION 3.  Covenants of the Company...................................................................... 13
                  (a)        Compliance with Securities Regulations and Commission Requests..................... 13
                  (b)        Filing of Amendments............................................................... 13
                  (c)        Delivery of Registration Statements................................................ 14
                  (d)        Delivery of Prospectuses........................................................... 14
                  (e)        Continued Compliance with Securities Laws.......................................... 14


                                        i

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
                  (f)        Blue Sky Qualifications............................................................ 14
                  (g)        Rule 158........................................................................... 15
                  (h)        Use of Proceeds.................................................................... 15
                  (i)        Listing............................................................................ 15
                  (j)        Restriction on Sale of Securities.................................................. 15
                  (k)        Reporting Requirements............................................................. 15
      SECTION 4.  Payment of Expenses........................................................................... 16
                  (a)  Expenses................................................................................. 16
                  (b)  Termination of Agreement................................................................. 16
      SECTION 5.  Conditions.................................................................................... 16
                  (a)        Conditions of U.S. Underwriters' Obligations....................................... 16
                             (i)           Effectiveness of Registration Statement.............................. 16
                             (ii)          Opinions of Counsel for the Company.................................. 17
                             (iii)         Opinion of Counsel for U.S. Underwriters............................. 17
                             (iv)          Officers' Certificate................................................ 17
                             (v)           Accountant's Comfort Letter.......................................... 17
                             (vi)          Accountant's Bring-down Comfort Letter............................... 18
                             (vii)         Approval of Listing.................................................. 18
                             (viii)        No Objection......................................................... 18
                             (ix)          Lock-up Agreements................................................... 18
                             (x)           Purchase of Initial International Securities......................... 18
                             (xi)          Conditions to Purchase of U.S. Option Securities..................... 18
                             (xii)         Additional Documents................................................. 19
                  (b)        Termination of Agreement........................................................... 19
      SECTION 6.  Indemnification............................................................................... 19
                  (a)        Indemnification of U.S. Underwriters............................................... 19
                  (b)        Indemnification of Company, Directors and Officers................................. 20
                  (c)        Actions against Parties; Notification.............................................. 21
                  (d)        Settlement without Consent if Failure to Reimburse................................. 21
      SECTION 7.  Contribution.................................................................................. 22
      SECTION 8.  Representations, Warranties and Agreements to Survive Delivery................................ 23
      SECTION 9.  Termination of Agreement...................................................................... 23
                  (a)        Termination; General............................................................... 23
                  (b)        Liabilities........................................................................ 24
      SECTION 10. Default by One or More of the U.S. Underwriters............................................... 24
      SECTION 11. Notices....................................................................................... 24
      SECTION 12. Parties....................................................................................... 25
      SECTION 13. GOVERNING LAW AND TIME........................................................................ 25
      SECTION 14. Effect of Headings............................................................................ 25

SCHEDULE A        List of Underwriters....................................................................Sch A - 1

SCHEDULE B        Price per share of Common Stock.........................................................Sch B - 1

SCHEDULE C        List of Subsidiaries....................................................................Sch C - 1


                                       ii

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
SCHEDULE D        List of Persons Subject to Lock-up......................................................Sch D - 1

EXHIBIT A         Form of Lock-up Letter....................................................................Exh A-1


                           CONTIFINANCIAL CORPORATION

                            (a Delaware corporation)

                        2,240,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                             U.S. PURCHASE AGREEMENT

                                                           __________ __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BEAR, STEARNS & CO. INC.
  as U.S. Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    North Tower
    World Financial Center
    New York, New York  10281-1209


Ladies and Gentlemen:

         ContiFinancial Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as provided in Section 10 hereof, for whom Merrill Lynch and Bear, Stearns & Co. Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the issue and sale by the Company to the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in Schedule A hereto and (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 336,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,240,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters pursuant to this Agreement and all or any part of the 336,000 shares of Common Stock subject to the option described in Section

2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 560,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International and Bear, Stearns International Limited are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the 84,000 additional shares of Common Stock subject to the option described in Section 2(b) of the International Purchase Agreement to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-21839) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each Form of U.S. Prospectus and Form of International Prospectus relating to the offering of the Securities used before such registration statement became effective, and any prospectus relating to the offering of the Securities that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the 430A Information, is herein called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

         SECTION 1.           Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each U.S. Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for the use of Form S-3 under the 1933
         Act.   Each of the Registration

         Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or such amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved except for changes in GAAP during such periods. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                  (viii) Capitalization. The shares of outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Description of Common Stock. The Common Stock conforms to the statements relating thereto contained in the Prospectuses.

                  (x) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (xi) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws or limited liability company agreement of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations of law, statute, rule regulation, judgment, order writ or decree that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary. As used herein, a "subsidiary" means a subsidiary more than a majority of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors of such subsidiary or to direct or cause the direction of the management and policies of such subsidiary, is owned, directly or indirectly, by the Company.

                  (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending with respect to which the Company has received service of process, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings (with respect to which the Company has received service of process) to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

                  (xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any reasonably likely unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations and foreign or state securities laws.

                  (xviii)     Possession of Licenses and Permits.  The Company
         and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively,

         "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of any reasonably likely unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xx) Investment Company Act. The Company is not and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity controlled by an investment company as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company's knowledge, there are no pending (with respect to which the Company has received service of process) or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and
         (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxii) Compliance with Laws. Except as set forth in the Registration Statement or the Prospectuses, the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect.

                  (xxiii) Registration Rights. Except as set forth in the Registration Statement or the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxiv) Options and Warrants. Except as disclosed in the Registration Statement or the Prospectus, there are no outstanding options, warrants, or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any, shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

                  (xxv) Taxes. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1 (a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

                  (xxvi) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is, in the Company's opinion, reasonably adequate for its purposes.

                  (xxvii) Accounting Control. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxviii) Restriction on Sale of Securities. The Company has obtained and delivered to the U.S. Representatives the agreements of the persons and entities named in Schedule D annexed hereto to the effect that each such person will not, for a period of 90 days from the date hereof and except as otherwise provided therein, without the prior written consent of Merrill Lynch directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable for Common Stock owned by such person or entity or with respect to which such person has the power of disposition.

                  (xxix) Accuracy of Information. The information in the U.S. Prospectus regarding delinquencies and foreclosures, loan losses, the value of the servicing portfolios and Excess Spread Receivables (as such term is defined in the Registration Statement) is accurate and complete in all material respects.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or counsel for the U.S. Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

         SECTION 2.           Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 336,000 shares of Common Stock at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Company setting forth the number of Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the U.S. Representatives and the Company, on each Date of Delivery as specified in the notice from the U.S. Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of

Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the U.S. Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object in a timely manner.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives, counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. If applicable, the U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or Rule 430A.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time prior to the expiration of nine months after the time of issuance of the Prospectuses a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, and if at such time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the U.S. Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

         (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4.  Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto,
(ii) the preparation, printing and delivery to the U.S. Underwriters of this Agreement, any Agreement Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the U.S. Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the offering and sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         SECTION 5.  Conditions.

         (a) Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof, to the accuracy of the statements in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (i) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or and no proceedings therefor shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (ii) Opinions of Counsel for the Company. At Closing Time, the U.S. Representatives shall have received (1) the favorable opinion, dated as of Closing Time, of Dewey Ballantine, counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, and (2) the favorable opinion, dated as of Closing Time, of Alan L. Langus, Esq., Chief Counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters.

                  (iii) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the U.S. Underwriters, in form and substance reasonably satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters.

                  (iv) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are pending or are contemplated by the Commission.

                  (v) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to counsel for the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (vi) Accountant's Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(a)(v) hereof, except that the "specified date" referred to shall be a date not more than three business days prior to Closing Time.

                  (vii) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (viii) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (ix) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by each of the persons and entities listed on Schedule D hereto.

                  (x) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (xi) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in
         Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                              (A) Officers' Certificate. A certificate, dated
                  such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(a)(iv) hereof is true and correct as of such Date of Delivery.

                              (B) Opinions of Counsel for the Company. The
                  favorable opinions of (1) Dewey Ballantine, counsel for the Company, and (2) Alan L. Langus, Esq., Chief Counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(a)(ii) hereof.

                              (C) Opinion of Counsel for U.S. Underwriters. The
                  favorable opinion of Brown & Wood LLP, counsel for the U.S. Underwriters, in form and substance reasonably satisfactory to the U.S. Representatives, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a)(iii) hereof.

                              (D) Accountant's Bring-down Comfort Letter. A
                  letter from Arthur Andersen LLP, in form and substance satisfactory to counsel for the U.S. Underwriters and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the U.S. Underwriters pursuant to Section 5(a)(vi) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (xii) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (b) Termination of Agreement. If any condition specified in subsection
(a) of this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) Indemnification of U.S. Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) including the Rule 430A Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); provided, further, however, that the foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any person controlling such U.S. Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if such person was not sent or given a copy of the U.S. Prospectus (or the U.S. Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the U.S. Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch; and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement for all such fees and expenses of counsel, other than such fees and expenses of counsel which are being contested in good faith by an indemnifying party.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be such that the U.S. Underwriters shall be responsible for that portion of the aggregate amount of such losses, liabilities, claims, damages and expenses represented by the percentage that the total underwriting discount received by the U.S. Underwriters, as set forth on the cover of the U.S. Prospectus, bears to the aggregate initial public offering price of the U.S. Securities as set forth on such cover and the Company shall be responsible for the balance.

         The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names on Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement, or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281, attention of Mark J. Schulte; and notices to the Company shall be directed to it at 277 Park Avenue, New York, New York 10172, attention of Alan L. Langus, Esq., Chief Counsel.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                            Very truly yours,

                                            CONTIFINANCIAL CORPORATION

                                            By ____________________________
                                               Name:
                                               Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
BEAR, STEARNS & CO. INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED



By ______________________________________
            Authorized Signatory

For themselves and as U.S. Representatives of the other
U.S. Underwriters named in Schedule A hereto.

                                SCHEDULE A


                                                            Number of
                                                          Initial U.S.
    Name of U.S. Underwriter                               Securities
    ------------------------                              ------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated..................................
Bear, Stearns & Co. Inc..................................




                                                            ---------
Total....................................................   2,240,000
                                                            =========


                                    Sch A - 1

                                   SCHEDULE B


                                2,240,000 shares
                           CONTIFINANCIAL CORPORATION
                                  Common Stock
                           (Par Value $.01 Per Share)


                  1. The initial public offering price per share of the Securities, as referred to in Section 2, shall be $_____.

                  2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above less $_____ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.


                                    Sch B - 1

                                   SCHEDULE C


                              List of Subsidiaries



ContiMortgage Corporation
ContiWest Corporation
ContiTrade Services L.L.C.
ContiFinancial Services Corporation
ContiSecurities Asset Funding Corp.
ContiSecurities Asset Funding Corp. II
ContiSecurities Asset Funding L.L.C.
ContiSecurities Asset Funding II, L.L.C.
ContiSecurities Asset Funding Corp. III
ContiSecurities Asset Funding Corp. IV
ContiFunding Corporation
Royal Mortgage Partners, L.P. d/b/a Royal MortgageBanc
California Lending Group, Inc. d/b/a United Lending Group
Triad Financial Corporation
Resource One Consumer Discount Company, Inc.
ContiAuto Asset Funding Corp.




                                    Sch C - 1

                                   SCHEDULE D



James E. Moore
Robert A. Major
Peter Abeles
Robert J. Babjak
A. John Banu
Daniel J. Egan
Glenn S. Goldman
Scott M. Mannes
Daniel J. Willett
Jerome M. Perelson
Michael J. Festo
Alan L. Langus
Susan E. O'Donovan
James J. Bigham
Michel Fribourg
Paul J. Fribourg
Donald L. Staheli
Lawrence G. Weppler
John W. Spiegel
John P. Tierney
Michael J. Zimmerman




                                    Sch D - 1

                                    EXHIBIT A

                            [Form of Lock-up Letter]



                                                  ______________________, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
BEAR, STEARNS & CO. INC.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

North Tower
World Financial Center
New York, New York 10281-1209


MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
  as Lead Managers of the several Managers
c/o Merrill Lynch International

Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

         Re:      Proposed Public Offering by ContiFinancial Corporation

Ladies and Gentlemen:

                  The undersigned, a stockholder and/or an officer and/or a director and/or a director nominee of ContiFinancial Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Bear, Stearns & Co. Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") and Merrill Lynch International and Bear, Stearns International Limited propose to enter into an International Purchase Agreement (the "International Purchase Agreement" and with the U.S. Purchase Agreement, the "Purchase Agreements") with the

                                     Exh A-1

Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock") which will set forth, among other things, the initial public offering price of the Securities. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or a director nominee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter or manager to be named in the Purchase Agreements that, during a period of 90 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition.

                                         Very truly yours,


                                         Signature: __________________________


                                         Print Name: _________________________



                                     Exh A-2